EXHIBIT I


                             JOINT FILING AGREEMENT
                             ----------------------


         In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Stock, $0.01 par value, of Miravant Medical Technologies, and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13D.



Dated:  February 26, 1999

                                       PHARMACIA & UPJOHN COMPANY


                                       By:  /s/ Don  W. Schmitz
                                            ------------------------
                                            Title: Secretary


                                       PHARMACIA & UPJOHN S.p.A.


                                       By:  /s/ Mats Pettersson
                                            ------------------------
                                            Title: Attorney-In-Fact


                                       PHARMACIA & UPJOHN AB


                                       By:  /s/ Mats Pettersson
                                            ------------------------
                                            Title: Attorney-In-Fact


                                       PHARMACIA & UPJOHN HOLDINGS B.V.


                                       By:  /s/ Wim Kuiper
                                            ------------------------
                                            Title: Director


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                                       PHARMACIA & UPJOHN, INC.


                                       By:  /s/ Don  W. Schmitz
                                            ------------------------
                                            Title: Secretary